Exhibit 99.1

NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 471-1288

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2014
 FIRST QUARTER RESULTS

--Sales Up 7.4 Percent for Quarter From Continuing Operations;
Deconsolidation of Previous Business Complete--

LOS ANGELES, CA –August 9, 2013 – Motorcar Parts of America, Inc.

(Nasdaq: MPAA) today reported results for its fiscal 2014 first quarter -– reflecting a one-time gain on the deconsolidation of assets and liabilities of the company’s previous undercar business.

Net sales for the fiscal 2014 first quarter increased 7.4 percent to $50.2 million from $46.8 million for the same period last year. Net income from continuing operations was $103,000, or $0.01 per diluted share, compared with net income from continuing operations of $2.4 million, or $0.17 per diluted share, a year ago.  Net income from continuing operations in the current year was impacted by a mark-to-market non-cash loss of $2.3 million related to warrants and forward currency contracts, and approximately $2.4 million in expenses related to the company’s previous subsidiaries.  Excluding certain costs and non-cash expenses noted in the Reconciliation of Non-GAAP Financial Measures tables below, adjusted net income was $3.2 million, or $0.22 per diluted share, compared with $2.0 million, or $0.14 per diluted share, for the same period a year earlier.

Net income for the quarter was $101.0 million, or $6.94 per diluted share, reflecting a one-time gain from deconsolidation of $100.9 million, compared with a net loss of $9.9 million, or $0.71 per basic share, a year earlier.

Gross profit for the first fiscal quarter was $16.0 million compared with $14.8 million a year earlier.  Gross profit from continuing operations as a percentage of sales was approximately 32 percent for both periods.

Excluding certain costs and non-cash expenses noted in the Reconciliation of Non-GAAP Financial Measures tables below, adjusted EBITDA from continuing operations for the first fiscal 2014 quarter was $9.8 million compared with $7.8 million for the same period a year earlier.

“The automotive aftermarket continues to be robust, particularly for rotating electrical products and other non-discretionary parts. Moving forward we anticipate continued momentum in our base business, and in our new wheel hub assembly business.  We are off to an excellent start for our new fiscal year with all of our products.  We expect strong growth supported by a cash position of $15.2 million and an available credit line of $18.0 million at June 30, 2013,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

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Motorcar Parts of America, Inc.
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Joffe noted that the company expects to realize tax benefits of approximately $30 million as a result of the losses incurred through its previous subsidiary.

Use of Non-GAAP Measures

We define adjusted net loss as net loss adjusted for matters affecting net sales for our undercar product line, financing, consulting and other fees, share-based compensation expense, undercar product lines not supported, and other matters.  We define Adjusted EBITDA as adjusted net income (loss), plus interest expense, income tax expense and depreciation and amortization.  We calculate those measures for the entire company as well as the rotating electrical segment.  Adjusted net loss does not reflect many items that affect the company’s net loss, including many items related to Fenco.  Adjusted EBITDA does not reflect the impact of a number of items that affect the company’s net income, including financing, transition and acquisition-related costs.  Adjusted EBITDA and adjusted net loss are not measures of financial performance under GAAP, and should not be considered as alternatives to net income or income from operations as a measure of liquidity.  Adjusted EBITDA and adjusted net loss have significant limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP.  For a reconciliation of net income (loss) to Adjusted EBITDA and adjusted net loss, for the company and the rotating electrical segment, see the financial tables included in the press release.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-776-4016 (domestic) or (973)-638-3231 (international).  For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time today, August 9, 2013, through 8:59 p.m. Pacific time on Friday, August 16, 2013 by calling (855)-859-2056 (domestic) or (404)-537-3406 (international) and using access code: 26091930.

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About Motorcar Parts of America
Motorcar Parts of America, Inc. is a remanufacturer, manufacturer and distributor of automotive aftermarket parts -- including alternators, starters and wheel hub assembly products utilized in imported and domestic passenger vehicles, light trucks and heavy duty applications.  Motorcar Parts of America’s products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with remanufacturing facilities located in California, Mexico and Malaysia, and administrative offices located in California, Tennessee, Mexico, Singapore and Malaysia.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2013 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	June 30,
	2013	2012

Net sales	$50,245,000	$46,799,000
Cost of goods sold	34,231,000	31,980,000
Gross profit	16,014,000	14,819,000
Operating expenses:
General and administrative	9,632,000	5,914,000
Sales and marketing	1,731,000	1,772,000
Research and development	549,000	436,000
Total operating expenses	11,912,000	8,122,000
Operating income	4,102,000	6,697,000
Interest expense, net	3,925,000	2,896,000
Income from continuing operations before income tax expense	177,000	3,801,000
Income tax expense	74,000	1,434,000
Income from continuing operations	103,000	2,367,000
Income (loss) from discontinued operations	100,877,000	(12,229,000)

Net income (loss)	$100,980,000	$(9,862,000)
Basic net income per share from continuing operations	$0.01	$0.17
Basic net income (loss) per share from discontinued operations	$6.97	(0.88)
Basic net income (loss) per share	$6.98	$(0.71)

Diluted net income per share from continuing operations	$0.01	$0.17
Diluted net income (loss) per share from discontinued operations	$6.93	(0.87)
Diluted net income (loss) per share	$6.94	$(0.70)
Weighted average number of shares outstanding:
Basic	14,460,979	13,924,641
Diluted	14,547,565	14,012,683

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	June 30, 2013	March 31, 2013
ASSETS	(Unaudited)
Current assets:
Cash	$15,191,000	$19,346,000
Short-term investments	422,000	411,000
Accounts receivable — net (A)	-	3,689,000
Inventory— net	31,713,000	31,838,000
Inventory unreturned	7,532,000	6,981,000
Deferred income taxes	30,031,000	30,075,000
Prepaid expenses and other current assets	9,430,000	8,195,000
Current assets of discontinued operations	-	52,096,000
Total current assets	94,319,000	152,631,000
Plant and equipment — net	9,642,000	10,036,000
Long-term core inventory — net	122,625,000	118,211,000
Long-term core inventory deposits	27,805,000	27,610,000
Long-term deferred income taxes	11,702,000	2,546,000
Intangible assets — net	3,791,000	3,983,000
Other assets	7,487,000	7,723,000
Long-term assets of discontinued operations	-	44,334,000
TOTAL ASSETS	$277,371,000	$367,074,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$34,903,000	$39,152,000
Accrued liabilities	8,638,000	9,326,000
Customer finished goods returns accrual	14,545,000	14,289,000
Other current liabilities	1,010,000	1,192,000
Current portion of term loan	4,650,000	3,900,000
Current liabilities of discontinued operations	-	151,914,000
Total current liabilities	63,746,000	219,773,000
Term loan, less current portion	78,792,000	80,110,000
Deferred core revenue	12,172,000	12,014,000
Other liabilities	5,004,000	3,481,000
Guaranteed loan payable	20,054,000	-
Long-term liabilities of discontinued operations	-	55,210,000
Total liabilities	179,768,000	370,588,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued…	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 20,000,000 shares authorized; 14,460,979 shares issued and outstanding at June 30, 2013 and March 31, 2013, respectively	145,000	145,000
Additional paid-in capital	114,862,000	114,737,000
Accumulated other comprehensive loss	(834,000)	(846,000)
Accumulated deficit	(16,570,000)	(117,550,000)
Total shareholders' equity (deficit)	97,603,000	(3,514,000)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$277,371,000	$367,074,000

(A) Accounts receivable—net has been reclassified and included in accrued liabilities in the consolidated balance sheet at June 30, 2013.

Reconciliation of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release and in the webcast to discuss the Company's financial results for the fiscal 2014 first quarter and fiscal 2013 first quarter. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains.  Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its business.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Income statement information for the three months ended June 30, 2013 and 2012 are as follows:

Reconciliation of Non-GAAP Financial Measures	Exhibit 1

	Three months ended June 30, 2013 (Unaudited)
Income statement	As Reported	(Non-GAAP)		(Non-GAAP)

Net sales	$50,245,000	$712,000	(1)	$50,957,000
Cost of goods sold	34,231,000	354,000	(2)	34,585,000
Gross profit	16,014,000	358,000		16,372,000
Gross margin	31.9%			32.1%
Operating expenses:
General and administrative	9,632,000	(4,495,000	)(3)	5,137,000
Sales and marketing	1,731,000	(21,000	)(4)	1,710,000
Research and development	549,000	(75,000	)(5)	474,000
Total operating expenses	11,912,000	(4,591,000)		7,321,000
Operating income	4,102,000	4,949,000		9,051,000
Interest expense, net	3,925,000	(189,000	)(6)	3,736,000	(B)
Income from continuing operations before income tax expense	177,000	5,138,000		5,315,000
Income tax expense	74,000	1,999,000	(7)	2,073,000	(B)
Income from continuing operations	103,000	3,139,000		3,242,000
Income (loss) from discontinued operations	100,877,000	(100,877,000	)(8)	-
Net income (loss)	$100,980,000	$(97,738,000)		$3,242,000	(A)

Diluted net income per share				$0.22
Weighted average number of shares outstanding:
Diluted				14,547,565
Depreciation and amortization				733,000	(B)
Adjusted EBITDA - Sum of (A) and (B)				$9,784,000

(1) Warranty and stock adjustment accruals	712,000
(2) Cost of stock adjustment accrual	(354,000)
(3) Discontinued subsidiaries-related, financing, severance and other fees	2,067,000
Share-based compensation expense	125,000
Mark-to-market (gain)/loss	2,303,000
Total	4,495,000
(4) Discontinued subsidiaries-related expenses	21,000
(5) Consulting fees	75,000
(6) Discontinued subsidiaries' supplier revolving credit line interest	189,000
(7) Tax effected at 39% tax rate
(8) Discontinued operations	(100,877,000)

Reconciliation of Non-GAAP Financial Measures	Exhibit 2

	Three months ended June 30, 2012 (Unaudited)
		Adjustment		Adjusted
Income statement	As Reported	(Non-GAAP)		(Non-GAAP)

Net sales	$46,799,000	$-		$46,799,000
Cost of goods sold	31,980,000	-		31,980,000
Gross profit	14,819,000	-		14,819,000
Gross margin	31.7%			31.7%
Operating expenses:
General and administrative	5,914,000	(339,000	)(1)	5,575,000
Sales and marketing	1,772,000	-		1,772,000
Research and development	436,000	-		436,000
Total operating expenses	8,122,000	(339,000)		7,783,000
Operating income	6,697,000	339,000		7,036,000
Interest expense, net	2,896,000	895,000	(2)	3,791,000	(B)
Income from continuing operations before income tax expense	3,801,000	(556,000)		3,245,000
Income tax expense	1,434,000	(168,000	)(3)	1,266,000	(B)
Income from continuing operations	2,367,000	(388,000)		1,979,000
Income (loss) from discontinued operations	(12,229,000)	12,229,000	(4)	-
Net income (loss)	$(9,862,000)	$11,841,000		$1,979,000	(A)

Diluted net income per share				$0.14
Weighted average number of shares outstanding:
Diluted				14,012,683
Depreciation and amortization				735,000	(B)
Adjusted EBITDA - Sum of (A) and (B)				$7,771,000

(1) Financing	239,000
Mark-to-market (gain)/loss	100,000
Total	339,000
(2) Intersegment interest income	895,000
(3) Tax effected at 39% tax rate
(4) Discontinued operations	12,229,000